Exhibit 8.1

Confidential
Molecular Partners AG Wagistrasse 14 8952 Schlieren Switzerland	Homburger AG Prime Tower Hardstrasse 201 CH-8005 Zurich homburger.ch T +41 43 222 10 00
June 9, 2021

Molecular Partners AG – Registration Statement on Form F-1 - Exhibit 8.1

Ladies and Gentlemen:
We have acted as special Swiss counsel to Molecular Partners AG, a stock corporation incorporated under the laws of Switzerland (the Company), in connection with the filing of a registration statement on Form F-1, as amended (Registration No. 333-255447), including the preliminary prospectus set forth therein (the Registration Statement), filed with the United States Securities and Exchange Commission (the SEC) on the date hereof for the purpose of registering under the United States Securities Act of 1933, as amended (the Securities Act) American Depositary Shares (ADSs) representing (i) up to 3,000,000 common shares of the Company with a nominal value of CHF 0.10 each (the Firm Shares and the ADSs representing the Firm Shares, the Firm ADSs) and (ii) if and to the extent the over-allotment option granted by the Company to the underwriters under the underwriting agreement to be entered into on or around June 15, 2021 is exercised, up to 450,000 additional common shares of the Company with a nominal value of CHF 0.10 each (the Additional Shares and the ADSs representing the Additional Shares, the Additional ADSs; the Additional ADSs, together with the Firm ADSs, the Offered ADSs), in each case issued out of authorized share capital of the Company. As such counsel, we have been requested to give our opinion as to certain legal matters of Swiss law.

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Registration Statement.
I.Basis of Opinion
This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof. Such laws and the interpretation thereof are subject to change. In the absence of explicit statutory law, we base our opinion solely on our independent professional judgment. This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any document referred to in the Registration Statement or any other matter.
For purposes of this opinion, we have not conducted any due diligence or similar investigation as to factual circumstances, which are or may be referred to in the Registration Statement, and we express no opinion as to the accuracy of representations and warranties of facts set out in the Registration Statement or the factual background assumed therein.
For purposes of this opinion, we have only reviewed an electronic copy of the Registration Statement.
No documents other than the Registration Statement have been reviewed by us in connection with this opinion. Accordingly, we limit our opinion to the Registration Statement and its legal implications under Swiss law.
In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.
II.Assumptions
In rendering the opinion below, we have assumed the following:
(a)the Registration Statement has been duly filed with the SEC by the Company;
(b)the offering and sale of and payment for the Offered ADSs will be conducted in the manner and in accordance with the limitations referred to in the Registration Statement; and
(c)to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Registration Statement are true, complete and accurate.
III.Opinion
Based on the foregoing and subject to the qualifications set out below, we hereby confirm that as of the date hereof the discussion in the Registration Statement contained under the heading "Swiss Tax Implications for U.S. Holders—Swiss Tax Considerations", insofar as it purports to summarize
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provisions of Swiss tax law, in our opinion constitutes a fair summary of such provisions of Swiss tax law in all material respects, in each case limited to the matters and considerations referred to therein.
IV.Qualifications
The above opinions are subject to the following qualifications:
(a)The lawyers of our firm are members of the Zurich bar and do not hold themselves out to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability or the effect of the laws of any other jurisdiction to or on the matters covered herein.
(b)Except as expressly stated herein, we express no opinion as to any other legal matters. We express no opinion as to any non-legal matters.
(c)Except as expressly stated herein, we express no opinion as to the accuracy or completeness of the information contained in the Registration Statement.
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We have rendered this opinion as of the date hereof and we assume no obligation to advise you on changes relevant to this opinion that may thereafter be brought to our attention.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.
This opinion shall be governed by and construed in accordance with the laws of Switzerland.

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Sincerely yours,
Homburger AG

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